Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated April 30, 2014, with respect to the consolidated financial statements of RESAAS Services Inc. as at December 31, 2013 and 2012 and for the years then ended, incorporated herein by reference and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the prospectus included in the Registration Statement on Amendment No. 1 to Form F-10.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Vancouver, Canada

June 2, 2015